Filed pursuant to Rule 433(d)

Registration Statement No. 333-131136

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407.

CMLTI 2006-NC2

Term Sheet	Date Prepared: September 7, 2006
Citigroup Mortgage Loan Trust Asset-Backed Certificates,
Series 2006-NC2
Approximate Total Offered Size: $[155,843,000]
Citigroup Global Markets Realty Corp.
Seller
Wells Fargo Bank N.A.
Servicer
Citigroup Mortgage Loan Trust, Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class(2)	Initial Credit Enhancement(4)	Ratings (S&P/Moodys/DBRS)			WAL (Call/ Mat)(3)		Window (Call/ Mat)(3)
OFFERED CERTIFICATES
A-1	155,843,000	FLT/SR/PT	22.15%	AAA	Aaa	AAA	2.20	2.40	1 - 75	1 - 183
NON-OFFERED CERTIFICATES
A-2A	281,879,000	FLT/SR/SEQ	22.15%	AAA	Aaa	AAA
A-2B	282,473,000	FLT/SR/SEQ	22.15%	AAA	Aaa	AAA
A-2C	18,310,000	FLT/SR/SEQ	22.15%	AAA	Aaa	AAA
M-1	39,368,000	Floating / Mezz	18.00%	AA+	Aa1	AA (high)
M-2	44,111,000	Floating / Mezz	13.35%	AA	Aa2	AA
M-3	14,229,000	Floating / Mezz	11.85%	AA-	Aa3	AA (low)
M-4	16,127,000	Floating / Mezz	10.15%	A+	A1	A (high)
M-5	16,601,000	Floating / Mezz	8.40%	A	A2	A
M-6	10,909,000	Floating / Mezz	7.25%	A-	A3	A (low)
M-7	9,961,000	Floating / Mezz	6.20%	BBB+	A3	A (low)
M-8	8,538,000	Floating / Mezz	5.30%	BBB	Baa1	BBB (high)
M-9	11,858,000	Floating / Mezz	4.05%	BBB-	Baa2	BBB
M-10	13,755,000	Floating / Mezz	2.60%	BB+	Baa3	BBB (low)
M-11	10,909,000	Floating / Mezz	1.45%	BB	Ba2	BB (high)

(1)	Certificate sizes are subject to change (+/- 5%)
(2)
The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date

(3)	Based on Pricing Prepayment Assumption
(4)	Includes Overcollateralization

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	[September 11, 2006]
Rating Agencies:	S&P / Moody’s / DBRS	Expected Settlement Date:	[September 28, 2006]
Trustee:	[U.S. Bank, N.A.]	Trust Administrator	[Citibank N.A.]

For Further Information:

Mortgage Finance Perry Defelice (212) 723-1153 Venkat Veerubhotla (212) 723-6662 Audrey Kingsley (212) 723-6444 Kathryn Ebner (212) 723-6879	MBS Trading Eliot Rubenzahl (212) 723-6325 Phil Seares (212) 723-6325 Ted Counihan (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2006-NC2

Offered Certificates:	Approximately $[155,843,000] senior floating-rate certificates (the Class A-1 Certificates).

Non-Offered Certificates:
Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class CE, Class P, Class R and Class R-X Certificates

Class A Certificates:	The Group I and the Group II Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.

Group II Certificates:	Class A-2A, Class A-2B and Class A-2C Certificates which evidence interests in the Group II Mortgage Loans.

Seller:	Citigroup Global Markets Realty Corp.

Originators:	New Century Mortgage Corporation (100.00%)

Interim Servicer:
New Century Mortgage Corporation.
New Century Mortgage Corporation currently has a Servicer Quality rating of “SQ3+” by Moodys, a rating of “Above Average” by S & P as a Primary Servicer of subprime residential mortgage loans

Servicer:
New Century Mortgage Corporation until November 1st 2006, at which point Wells Fargo Bank N.A. will be the Servicer.
Wells Fargo Bank N.A. currently has a Servicer Quality rating of “SQ1” by Moodys, a rating of “Strong” by S & P and a rating of “RPS1” by Fitch as a Primary Servicer of subprime residential mortgage loans

Depositor:	Citigroup Mortgage Loan Trust, Inc.

Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicer regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.

Trustee:	[U.S. Bank, N.A.]

Cap Provider:	Citibank, N.A.

Swap Provider:	Citibank, N.A.

Mortgage Loans:
4,507 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $948,626,392. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: 1,190 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $200,183,326 with principal balances at origination that conform to principal balance limits of Fannie Mae.

Group II Mortgage Loans: 3,317 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $748,443,066 with principal balances at origination that may or may not conform to principal balance limits of Fannie Mae.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 5%.

Closing Date:	On or about September 28, 2006.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing October 25, 2006

Cut-Off Date:	September 1, 2006.

Payment Delay:	The Offered Certificates have a 0 day delay.

Day Count:	The Offered Certificates are Actual/360.

Administrative Fee Rate:
Sum of the Servicing Fee and Credit Risk Manager Fee equal to 0.515% per annum.
For purposes of modeling assumptions the Credit Risk Manager Fee has been assumed as 0.020%, and the total fee has been assumed as 0.520% per annum.

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be September 2036.

SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.

ERISA Eligibility:	The Offered Certificates are not expected to be ERISA eligible.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

➢	The Formula Rate for the Class A and Class M Certificates is as follows:
STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure

Prepayment Assumption:
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate
•  (2) the related Net WAC Cap for that Distribution Date
➢  The Formula Rate for the Class A and Class M Certificates is as follows:
•  On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the related maximum cap rate.
•  After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the related maximum cap rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the related mortgage loans plus any Excess Interest from the mortgage loans required to build to or maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately [44.30]% of the current principal balance of the related Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and

(a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group I Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period
➢  minus the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate of Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust divided by the aggregate principal balance of the Mortgage Loans,
➢  plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortage Loans,
➢  plus, any amounts expressed as a per annum rate, equal to the Net Swap Payment made by the Swap Provider and divided by the aggregate principal balance of the Mortgage Loans.

(b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage
Rates on the then outstanding Group II Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period,
➢  minus the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate of Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust divided by the aggregate principal balance of the Mortgage Loans,
➢  plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortage Loans,
➢  plus, any amounts expressed as a per annum rate, equal to the Net Swap Payment made by the Swap Provider and divided by the aggregate principal balance of the Mortgage Loans.

(c) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates and (ii) the Maximum Cap Rate for the Group II Certificates.

The Maximum Cap Rate is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Group I Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)    the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)   the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)   the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)     the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)    the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)   the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “LIBOR Carryover Amount” (if any)

Net WAC Cap:
Group I Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Group II Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Net Mortgage Rates of the Group II Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Class M Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates), of (i) the Net WAC Cap for the Group I Certificates and (ii) the Net WAC Cap for the Group II Certificates.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

LIBOR Carryover Amount:
The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the related Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and
(y) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing
(x) the sum of:
(i) the aggregate Certificate Principal Balance of the Class M Certificates, and
(ii) the overcollateralization amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Servicer, the Trustee, the Credit Risk Manager or the Swap Provider of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
For each loan group on any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the related Principal Remittance Amount minus any related Overcollateralization Release Amount.

Group I Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately [55.70]% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately [55.70]% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

All distributions of principal to the Group II Certificates on any Distribution Date will be distributed sequentially, first to the Class A-2A Certificates, second to the Class A-2B Certificates and third to the Class A-2C Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Group II Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Cap Trustee for the Cap Trust) will enter into a Cap Agreement with the Cap Provider for the benefit of the Group I Certificates, Group II Certificates and Class M Certificates. The Cap Provider will be obligated to make monthly payments to the Cap Trustee (based on a notional amount) when one-month LIBOR exceeds the strike rate for the related period. The schedule containing the notional amounts are in the tables on pages 16.

Swap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee for the Supplemental Interest Trust) will enter into a Swap Agreement with the Swap Provider. Under the Swap Agreement, on each Distribution Date (i) the trust shall be obligated to pay to the Swap Provider an amount equal to [5.15]% per annum on a notional amount equal to the related swap notional amount set forth in the schedule below and (ii) the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR on the notional balance in each case as accrued during the related swap accrual period, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party. Upon early termination of the Swap Agreement, the trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. The schedule containing the notional amounts are in the tables on pages 17.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:

1.     First, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.     From the Interest Remittance Amount for each group, to pay interest on the related Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, (first from the related loan group, then from the other loan group if necessary), and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.

3.     Prior to the Stepdown Date or if a Trigger Event is in effect an amount upto the Principal Ditribution Amount will be distributed as follows:

a)     To pay the Group I Principal Distribution Amount to the Group I Certificates and to pay the Group II Principal Distribution Amount to the Group II Certificates, until the aggregate Certificate Principal Balance of the Class A Certificatse in each such group has been reduced to zero. Principal distributed to the Group II Certificates will be distributed sequentially to the Class A-2A, A-2B and A-2C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Group II Principal Distribution Amount”). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group.

b)     To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until each such class has been reduced to zero.

4.     On or after the Stepdown Date and if a Trigger Event is not in effect an amount upto the Principal Ditribution Amount will be distributed as follows:

a)     To pay the Group I and Group II Principal Distribution Amounts to the Group I and Group II Certificates, respectively until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group II Certificates will be distributed sequentially to the Class A-2A, A-2B and A-2C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Group II Principal Distribution Amount). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group as necessary.

b)     To pay the respective Class M Principal Distribution Amount, sequentially to the Class M Certificates until each such class is reduced to zero.

5.     From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required level of credit support in the following order of priority:

•     Class A Certificates

•     Class M Certificates, sequentially
6.     From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
7.     From Excess Interest, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.
8.     From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
(i)     to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)   sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class
9.     To pay certain swap termination payments (caused by a Swap Provider Trigger Event) to the Swap Provider.
10.   To pay the funds from the Supplemental Interest Trust pursuant to the priorities set forth under Supplemental Interest Trust below.
11.   To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.
12.   To the holders of the Class R Certificates, any remaining amounts

Cap Priority:
Any amounts received under the Cap Agreement will be distributed by the Trust Administrator as follows:
1.     To cover interest carry forward amounts on the Class A Certificates.
2.     To make distributions as set forth in clauses (5) through (8) above to the extent remaining undistributed.
3.     Any remaining amounts to the Class CE Certificates.

Supplemental Interest Trust:
Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:
1.     to the Swap Provider, any net swap payments and certain swap termination payments (other than a defaulted swap termination payment) owed to the Swap Provider for such Distribution Date
2.     To cover interest carry forward amounts on the Class A Certificates.
3.     To make distributions as set forth in clauses (5) through (8) above to the extent remaining undistributed.
4.     Any remaining amounts to the Class CE Certificates.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:

(i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and
(ii) the later to occur of:
(x) the Distribution Date in October 2009 and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i)  the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

	Distribution Date	Percentage
	October 2008 through September 2009	[1.30]%
	October 2009 through September 2010	[2.90]%
	October 2010 through September 2011	[4.60]%
	October 2011 through September 2012	[5.90]%
	October 2012 and thereafter	[6.65]%
(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [36.12] % of the Senior Enhancement Percentage.

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination ➢ In addition, the certificates will have the benefit of the Cap Agreement and the Swap Agreement

Class	Initial Credit Support*/**	Target Credit Support**
A	22.15%	44.30%
M-1	18.00%	36.00%
M-2	13.35%	26.70%
M-3	11.85%	23.70%
M-4	10.15%	20.30%
M-5	8.40%	16.80%
M-6	7.25%	14.50%
M-7	6.20%	12.40%
M-8	5.30%	10.60%
M-9	4.05%	8.10%
M-10	2.60%	5.20%
M-11	1.45%	2.90%
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:

As of any Distribution Date, the excess, if any, of:

(x) the Targeted Overcollateralization Amount for such Distribution Date over

(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:

As of any Distribution Date, the lesser of (a) the aggregate Principal Remittance Amount and (b) the excess, if any, of:

(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [1.45]% of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [2.90]% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:

➢  First to reduce the Excess Interest, cash from the cap agreement,cash from the swap agreement and overcollateralization amount

➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero

➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent of one-half of its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Group I Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.84	22.85	39	9.82	20.63
2	7.70	21.66	40	9.50	20.48
3	7.96	21.88	41	9.54	20.62
4	7.70	21.60	42	10.52	22.10
5	7.70	21.56	43	9.59	21.19
6	8.53	22.35	44	9.90	21.40
7	7.70	21.48	45	9.57	21.08
8	7.96	21.70	46	9.88	21.30
9	7.70	21.39	47	9.56	21.10
10	7.96	21.59	48	9.56	21.33
11	7.70	21.24	49	9.87	21.54
12	7.70	21.15	50	9.54	21.20
13	7.96	21.29	51	9.85	21.42
14	7.70	20.92	52	9.52	21.08
15	7.96	21.05	53	9.51	21.10
16	7.70	20.67	54	10.42	22.04
17	7.70	20.53	55	9.49	21.06
18	8.23	20.87	56	9.80	21.28
19	7.70	20.09	57	9.47	20.93
20	7.96	19.96	58	9.78	21.15
21	7.71	19.36	59	9.45	20.83
22	7.98	19.36	60	9.44	20.79
23	7.89	19.22	61	9.75	21.01
24	8.76	20.03	62	9.42	11.54
25	9.03	20.41	63	9.72	11.90
26	8.71	20.12	64	9.40	11.50
27	8.99	20.10	65	9.39	11.47
28	8.70	19.60	66	10.03	12.24
29	8.78	19.36	67	9.37	11.43
30	10.12	20.29	68	9.67	11.79
31	9.24	19.46	69	9.35	11.38
32	9.54	19.50	70	9.65	11.74
33	9.22	19.13	71	9.33	11.34
34	9.53	19.23	72	9.32	11.32
35	9.37	19.18	73	9.61	11.67
36	9.53	19.82	74	9.29	11.27
37	9.84	19.95	75	9.59	11.62
38	9.51	20.06

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.35% and 5.41% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement and net cash from the Swap Agreement.

Net WAC Cap and Effective Maximum Rate for the Group II Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.77	22.78	39	10.12	21.03
2	7.64	21.60	40	9.79	20.91
3	7.89	21.82	41	9.87	21.15
4	7.64	21.53	42	10.88	22.64
5	7.64	21.50	43	9.92	21.68
6	8.45	22.27	44	10.24	21.91
7	7.64	21.42	45	9.90	21.59
8	7.89	21.63	46	10.23	21.85
9	7.64	21.33	47	9.91	21.68
10	7.89	21.52	48	9.91	21.88
11	7.64	21.18	49	10.23	22.12
12	7.64	21.09	50	9.90	21.76
13	7.89	21.23	51	10.22	22.00
14	7.64	20.86	52	9.88	21.65
15	7.90	20.99	53	9.87	21.69
16	7.64	20.61	54	10.82	22.67
17	7.64	20.47	55	9.86	21.63
18	8.17	20.81	56	10.18	21.88
19	7.64	20.04	57	9.84	21.51
20	7.91	19.92	58	10.16	21.75
21	7.68	19.33	59	9.83	21.42
22	8.01	19.38	60	9.82	21.38
23	8.02	19.35	61	10.14	21.62
24	8.85	20.12	62	9.80	12.14
25	9.12	20.50	63	10.12	12.53
26	8.82	20.22	64	9.79	12.10
27	9.12	20.23	65	9.78	12.08
28	8.88	19.78	66	10.45	12.90
29	9.03	19.61	67	9.76	12.05
30	10.37	20.53	68	10.08	12.43
31	9.46	19.69	69	9.75	12.01
32	9.78	19.74	70	10.06	12.39
33	9.46	19.38	71	9.73	11.97
34	9.79	19.55	72	9.72	11.95
35	9.66	19.58	73	10.04	12.33
36	9.81	20.17	74	9.71	11.91
37	10.13	20.32	75	10.02	12.29
38	9.80	20.43

Assumptions:
1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.35% and 5.41% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
3)	Includes cash from Cap Agreement and net cash from the Swap Agreement.

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.78	22.79	39	10.06	20.94
2	7.65	21.61	40	9.73	20.82
3	7.90	21.83	41	9.80	21.04
4	7.65	21.54	42	10.80	22.53
5	7.65	21.51	43	9.85	21.58
6	8.47	22.29	44	10.17	21.80
7	7.65	21.43	45	9.84	21.48
8	7.91	21.65	46	10.16	21.74
9	7.65	21.34	47	9.83	21.56
10	7.91	21.54	48	9.84	21.77
11	7.65	21.19	49	10.16	22.00
12	7.65	21.10	50	9.82	21.65
13	7.91	21.25	51	10.14	21.88
14	7.65	20.87	52	9.80	21.53
15	7.91	21.01	53	9.79	21.56
16	7.65	20.62	54	10.73	22.53
17	7.65	20.48	55	9.78	21.51
18	8.18	20.83	56	10.10	21.74
19	7.66	20.05	57	9.76	21.38
20	7.92	19.93	58	10.08	21.62
21	7.69	19.33	59	9.74	21.29
22	8.01	19.38	60	9.74	21.25
23	7.99	19.33	61	10.05	21.49
24	8.83	20.10	62	9.72	12.01
25	9.10	20.48	63	10.03	12.39
26	8.80	20.20	64	9.70	11.97
27	9.09	20.20	65	9.69	11.95
28	8.84	19.74	66	10.35	12.75
29	8.97	19.56	67	9.68	11.91
30	10.31	20.48	68	9.99	12.29
31	9.41	19.64	69	9.66	11.87
32	9.73	19.69	70	9.97	12.24
33	9.41	19.33	71	9.64	11.83
34	9.74	19.48	72	9.63	11.81
35	9.60	19.50	73	9.94	12.18
36	9.75	20.09	74	9.61	11.77
37	10.07	20.24	75	9.93	12.14
38	9.74	20.35

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.35% and 5.41% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement and net cash from the Swap Agreement.

Cap Agreement Schedule, Strike= [5.40]% for all Periods.

Period	Notional Balance ($)
1	910,207,000.00
2	902,152,264.47
3	892,806,987.80
4	881,993,749.93
5	869,226,335.58
6	854,180,948.04
7	837,517,175.53
8	819,058,554.69
9	798,426,993.98
10	775,808,553.64
11	750,341,494.18
12	724,136,657.59
13	698,075,329.12
14	672,569,001.96
15	647,571,538.67
16	623,183,608.31
17	599,275,286.85
18	573,948,437.61
19	546,599,632.62
20	514,032,879.73
21	483,476,764.05
22	454,743,766.91
23	427,604,617.66
24	401,648,424.48
25 and Thereafter	0.00

Swap Agreement Schedule,
Trust Pays [5.15]% for all Periods and Receives One-Month LIBOR

Period	Notional Balance ($)	Period	Notional Balance ($)
1	0.00	32	249,588,491.02
2	0.00	33	237,857,139.68
3	0.00	34	226,651,676.14
4	0.00	35	215,945,735.77
5	0.00	36	205,717,381.68
6	0.00	37	195,942,234.48
7	0.00	38	195,942,234.48
8	0.00	39	195,942,234.48
9	0.00	40	191,188,907.69
10	0.00	41	184,407,233.64
11	0.00	42	177,868,277.18
12	0.00	43	171,563,336.39
13	0.00	44	165,483,255.46
14	0.00	45	159,619,964.52
15	0.00	46	153,965,689.11
16	0.00	47	148,512,932.03
17	0.00	48	143,254,570.36
18	0.00	49	138,183,722.60
19	0.00	50	133,293,454.82
20	0.00	51	128,577,295.66
21	0.00	52	124,029,007.57
22	0.00	53	119,642,579.34
23	0.00	54	115,412,249.23
24	0.00	55	111,332,471.11
25	376,997,764.20	56	107,397,768.96
26	353,853,535.24	57	103,602,632.72
27	332,194,937.47	58	99,941,949.37
28	311,939,185.08	59	96,409,952.73
29	292,463,179.11	60	93,000,701.69
30	274,742,133.59	61	89,709,316.33
31	261,873,621.03	62 and Thereafter	0.00

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.81	2.40	1.33	1.08
Principal Window (mos)	1 - 330	1 - 183	1 - 30	1 - 24
Principal Window End (date)	Mar-34	Dec-21	Mar-09	Sep-08

A-2A
WAL (yrs)	1.60	1.00	0.75	0.62
Principal Window (mos)	1 - 35	1 - 21	1 - 15	1 - 12
Principal Window End (date)	Aug-09	Jun-08	Dec-07	Sep-07

A-2B
WAL (yrs)	6.72	3.07	1.77	1.44
Principal Window (mos)	35 - 208	21 - 101	15 - 28	12 - 23
Principal Window End (date)	Jan-24	Feb-15	Jan-09	Aug-08

A-2C
WAL (yrs)	21.35	10.78	2.41	1.99
Principal Window (mos)	208 - 324	101 - 176	28 - 30	23 - 24
Principal Window End (date)	Sep-33	May-21	Mar-09	Sep-08

M-1
WAL (yrs)	9.45	5.23	5.98	4.28
Principal Window (mos)	49 - 293	47 - 153	30 - 111	24 - 78
Principal Window End (date)	Feb-31	Jun-19	Dec-15	Mar-13

M-2
WAL (yrs)	9.42	4.99	4.15	3.07
Principal Window (mos)	49 - 277	43 - 141	41 - 87	32 - 61
Principal Window End (date)	Oct-29	Jun-18	Dec-13	Oct-11

M-3
WAL (yrs)	9.38	4.88	3.70	2.80
Principal Window (mos)	49 - 260	42 - 131	39 - 80	30 - 57
Principal Window End (date)	May-28	Aug-17	May-13	Jun-11

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.35	4.83	3.55	2.70
Principal Window (mos)	49 - 254	41 - 127	37 - 78	29 - 55
Principal Window End (date)	Nov-27	Apr-17	Mar-13	Apr-11

M-5
WAL (yrs)	9.31	4.77	3.44	2.62
Principal Window (mos)	49 - 244	40 - 121	36 - 74	28 - 53
Principal Window End (date)	Jan-27	Oct-16	Nov-12	Feb-11

M-6
WAL (yrs)	9.26	4.71	3.35	2.54
Principal Window (mos)	49 - 233	39 - 115	35 - 70	27 - 50
Principal Window End (date)	Feb-26	Apr-16	Jul-12	Nov-10

M-7
WAL (yrs)	9.21	4.67	3.29	2.51
Principal Window (mos)	49 - 224	39 - 110	34 - 67	26 - 48
Principal Window End (date)	May-25	Nov-15	Apr-12	Sep-10

M-8
WAL (yrs)	9.14	4.61	3.26	2.46
Principal Window (mos)	49 - 214	38 - 105	34 - 63	26 - 46
Principal Window End (date)	Jul-24	Jun-15	Dec-11	Jul-10

M-9
WAL (yrs)	9.03	4.55	3.17	2.44
Principal Window (mos)	49 - 204	38 - 99	33 - 60	26 - 43
Principal Window End (date)	Sep-23	Dec-14	Sep-11	Apr-10

M-10
WAL (yrs)	8.79	4.41	3.06	2.35
Principal Window (mos)	49 - 187	37 - 90	32 - 54	25 - 40
Principal Window End (date)	Apr-22	Mar-14	Mar-11	Jan-10

M-11
WAL (yrs)	8.24	4.12	2.86	2.23
Principal Window (mos)	49 - 159	37 - 76	31 - 45	25 - 34
Principal Window End (date)	Dec-19	Jan-13	Jun-10	Jul-09

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.44	2.20	1.33	1.08
Principal Window (mos)	1 - 156	1 - 75	1 - 30	1 - 24
Principal Window End (date)	Sep-19	Dec-12	Mar-09	Sep-08

A-2A
WAL (yrs)	1.60	1.00	0.75	0.62
Principal Window (mos)	1 - 35	1 - 21	1 - 15	1 - 12
Principal Window End (date)	Aug-09	Jun-08	Dec-07	Sep-07

A-2B
WAL (yrs)	6.57	3.00	1.77	1.44
Principal Window (mos)	35 - 156	21 - 75	15 - 28	12 - 23
Principal Window End (date)	Sep-19	Dec-12	Jan-09	Aug-08

A-2C
WAL (yrs)	12.99	6.24	2.41	1.99
Principal Window (mos)	156 - 156	75 - 75	28 - 30	23 - 24
Principal Window End (date)	Sep-19	Dec-12	Mar-09	Sep-08

M-1
WAL (yrs)	8.53	4.74	3.70	2.82
Principal Window (mos)	49 - 156	47 - 75	30 - 45	24 - 34
Principal Window End (date)	Sep-19	Dec-12	Jun-10	Jul-09

M-2
WAL (yrs)	8.53	4.54	3.69	2.79
Principal Window (mos)	49 - 156	43 - 75	41 - 45	32 - 34
Principal Window End (date)	Sep-19	Dec-12	Jun-10	Jul-09

M-3
WAL (yrs)	8.53	4.44	3.42	2.62
Principal Window (mos)	49 - 156	42 - 75	39 - 45	30 - 34
Principal Window End (date)	Sep-19	Dec-12	Jun-10	Jul-09

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	8.53	4.40	3.29	2.54
Principal Window (mos)	49 - 156	41 - 75	37 - 45	29 - 34
Principal Window End (date)	Sep-19	Dec-12	Jun-10	Jul-09

M-5
WAL (yrs)	8.53	4.37	3.20	2.46
Principal Window (mos)	49 - 156	40 - 75	36 - 45	28 - 34
Principal Window End (date)	Sep-19	Dec-12	Jun-10	Jul-09

M-6
WAL (yrs)	8.53	4.34	3.12	2.40
Principal Window (mos)	49 - 156	39 - 75	35 - 45	27 - 34
Principal Window End (date)	Sep-19	Dec-12	Jun-10	Jul-09

M-7
WAL (yrs)	8.53	4.34	3.08	2.38
Principal Window (mos)	49 - 156	39 - 75	34 - 45	26 - 34
Principal Window End (date)	Sep-19	Dec-12	Jun-10	Jul-09

M-8
WAL (yrs)	8.53	4.31	3.07	2.34
Principal Window (mos)	49 - 156	38 - 75	34 - 45	26 - 34
Principal Window End (date)	Sep-19	Dec-12	Jun-10	Jul-09

M-9
WAL (yrs)	8.53	4.30	3.02	2.34
Principal Window (mos)	49 - 156	38 - 75	33 - 45	26 - 34
Principal Window End (date)	Sep-19	Dec-12	Jun-10	Jul-09

M-10
WAL (yrs)	8.53	4.29	2.98	2.30
Principal Window (mos)	49 - 156	37 - 75	32 - 45	25 - 34
Principal Window End (date)	Sep-19	Dec-12	Jun-10	Jul-09

M-11
WAL (yrs)	8.24	4.12	2.86	2.23
Principal Window (mos)	49 - 156	37 - 75	31 - 45	25 - 34
Principal Window End (date)	Sep-19	Dec-12	Jun-10	Jul-09

Assumptions:
2. Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	2.94	26	3.59	51	4.65
2	2.21	27	3.63	52	4.57
3	2.38	28	3.61	53	4.56
4	2.20	29	3.73	54	4.78
5	2.20	30	4.38	55	4.55
6	2.75	31	4.17	56	4.61
7	2.20	32	4.23	57	4.53
8	2.38	33	4.15	58	4.60
9	2.20	34	4.23	59	4.52
10	2.37	35	4.33	60	4.51
11	2.19	36	4.47	61	4.59
12	2.19	37	4.54	62	4.28
13	2.36	38	4.42	63	4.46
14	2.18	39	4.54	64	4.28
15	2.36	40	4.48	65	4.28
16	2.17	41	4.55	66	4.65
17	2.17	42	4.82	67	4.28
18	2.53	43	4.61	68	4.46
19	2.16	44	4.67	69	4.28
20	2.35	45	4.59	70	4.46
21	2.19	46	4.66	71	4.28
22	2.42	47	4.60	72	4.28
23	2.48	48	4.60	73	4.47
24	3.34	49	4.67	74	4.29
25	3.65	50	4.59	75	4.47

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.35% 6mL = 5.41%
4) 10% optional clean-up call
5) Includes payments made from the Cap Agreement and net payments from the Swap Agreement, if any

Assumed Monthly Excess Interest at Forward Indices

Period	Excess Interest at Forwards (%)	Period	Excess Interest at Forwards (%)	Period	Excess Interest at Forwards (%)
1	2.94	26	3.67	51	4.58
2	2.20	27	3.71	52	4.51
3	2.36	28	3.69	53	4.50
4	2.17	29	3.80	54	4.72
5	2.17	30	4.31	55	4.49
6	2.74	31	4.11	56	4.56
7	2.26	32	4.17	57	4.47
8	2.50	33	4.09	58	4.54
9	2.37	34	4.16	59	4.47
10	2.58	35	4.26	60	4.47
11	2.44	36	4.40	61	4.55
12	2.47	37	4.46	62	4.33
13	2.68	38	4.34	63	4.51
14	2.55	39	4.44	64	4.32
15	2.75	40	4.38	65	4.32
16	2.60	41	4.45	66	4.69
17	2.61	42	4.73	67	4.33
18	2.96	43	4.53	68	4.50
19	2.62	44	4.59	69	4.32
20	2.80	45	4.51	70	4.50
21	2.64	46	4.57	71	4.32
22	2.87	47	4.51	72	4.33
23	2.95	48	4.53	73	4.50
24	3.79	49	4.60	74	4.32
25	3.74	50	4.52	75	4.50

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. 10% optional clean-up call
4. Includes payments made from the Cap Agreement and net payments from the Swap Agreement, if any

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	30.87	5.58	21.97
M-2	22.82	6.40	18.07
M-3	20.54	8.55	16.81
M-4	18.13	8.82	15.38
M-5	15.81	9.27	13.90
M-6	14.34	10.40	12.91
M-7	13.01	10.91	11.97
M-8	11.88	11.52	11.14
M-9	10.28	11.23	9.91
M-10	8.52	11.34	8.47
M-11	7.49	12.25	7.59

Assumptions

1.	Stepdown fail
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward
8.	100% Principal and Interest Advancing

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$948,626,392.10
Number of Mortgage Loans	4,507
Average Scheduled Principal Balance:	$210,478.45	$29,982.55	$1,500,000.00
Weighted Average Gross Coupon:	8.425%	5.500%	14.750%
Non-Zero Weighted Average Original Credit Score:	626	500	816
Weighted Average Original LTV Ratio (1):	81.42%	13.16%	100.00%
Weighted Average Combined LTV Ratio (2):	87.58%	13.16%	100.00%
Weighted Average Stated Remaining Term:	357	118	359
Weighted Average Original Term:	359	120	360
Weighted Average Roll Term:	25	18	35
Weighted Average Gross Margin:	6.189%	4.700%	7.600%
Weighted Average Initial Periodic Rate Cap:	1.944%	1.000%	2.000%
Weighted Average Subsequent Periodic Rate Cap:	1.499%	1.000%	1.500%
Weighted Average Gross Maximum Lifetime Rate:	15.336%	12.500%	19.400%
Weighted Average Gross Minimum Lifetime Rate:	6.189%	4.700%	7.600%
Weighted Average Seasoning:	2	1	6
Weighted Average Origination Date:	06/28/2006	07/06/2003	07/25/2006
Weighted Average First Adjustment Date:	09/18/2008	03/01/2008	08/01/2009
Weighted Average Next Adjustment Date:	09/18/2008	03/01/2008	08/01/2009
Percent Interest Only Loans:	18.33%
Percent Second Liens:	5.24%
Percent of First Lien with Silent Seconds:	31.96%
Non-Zero Weighted Average Debt-To-Income Ratio:	41.15%	0.81%	59.37%

(1) Original LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
10 Yr Fixed	4	406,364.47	0.04	101,591.12	7.600	74.81	74.81	674
15 Yr Fixed	41	3,948,024.96	0.42	96,293.29	8.420	71.64	72.23	615
20 Yr Fixed	26	2,683,448.17	0.28	103,209.55	8.394	74.65	74.65	654
25 Yr Fixed	2	473,784.46	0.05	236,892.23	6.956	73.58	73.58	739
30 Yr Fixed	1,168	130,188,283.65	13.72	111,462.57	9.238	85.38	87.20	641
Fixed 40/30 Balloon	229	52,585,643.15	5.54	229,631.63	7.694	78.23	81.69	642
2/28 Hybrid	851	164,288,986.31	17.32	193,054.04	8.740	81.36	86.82	610
2/28 Hybrid Balloon	1,186	316,632,737.56	33.38	266,975.33	8.398	80.76	86.90	620
2/28 Hybrid IO	418	146,823,713.13	15.48	351,252.90	7.866	81.97	94.24	636
3/27 Hybrid	301	52,828,061.30	5.57	175,508.51	8.493	79.77	84.10	618
3/27 Hybrid Balloon	205	50,671,404.30	5.34	247,177.58	8.222	80.43	85.67	622
3/27 Hybrid IO	76	27,095,940.64	2.86	356,525.53	7.662	80.91	91.68	645
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

Principal Balances of the Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
30,000 - 50,000	210	8,566,631.39	0.90	40,793.48	10.750	93.69	93.76	627
50,001 - 75,000	503	31,551,404.94	3.33	62,726.45	10.045	86.36	89.03	615
75,001 - 100,000	481	42,159,501.13	4.44	87,649.69	9.434	83.27	87.05	617
100,001 - 125,000	468	52,779,334.55	5.56	112,776.36	9.092	81.96	87.26	611
125,001 - 150,000	392	54,010,520.35	5.69	137,781.94	8.971	80.47	86.08	619
150,001 - 175,000	319	51,806,938.17	5.46	162,404.19	8.761	81.00	85.65	613
175,001 - 200,000	302	56,866,555.88	5.99	188,299.85	8.465	79.24	85.69	612
200,001 - 225,000	284	60,577,603.02	6.39	213,301.42	8.321	79.76	85.06	608
225,001 - 250,000	235	55,895,440.93	5.89	237,852.94	8.267	78.88	85.44	612
250,001 - 275,000	182	47,684,036.72	5.03	262,000.20	8.168	78.48	85.56	622
275,001 - 300,000	187	53,838,487.89	5.68	287,906.35	8.191	80.65	86.01	618
300,001 - 333,700	159	50,282,217.47	5.30	316,240.36	8.289	81.94	89.51	639
333,701 - 350,000	62	21,182,544.98	2.23	341,653.95	8.409	80.25	85.40	618
350,001 - 400,000	203	76,469,341.89	8.06	376,696.27	8.014	81.27	87.55	628
400,001 - 500,000	265	118,963,268.91	12.54	448,918.00	8.011	82.12	89.29	637
500,001 - 600,000	115	63,266,219.51	6.67	550,141.04	8.028	82.41	90.48	643
600,001 - 700,000	75	49,355,379.69	5.20	658,071.73	7.894	83.63	93.18	652
700,001 - 800,000	45	33,054,307.26	3.48	734,540.16	8.091	82.57	90.61	651
800,001 - 900,000	8	6,767,455.64	0.71	845,931.96	8.358	86.26	88.72	611
900,001 - 1,000,000	3	2,958,313.40	0.31	986,104.47	8.728	85.35	89.75	649
1,000,001 - 1,500,000	9	10,590,888.38	1.12	1,176,765.38	7.650	74.19	74.19	655
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

The average loan balance of the mortgage loans at origination was $210,601.06.

Principal Balances of the Mortgage Loans as of the Cut-Off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
29,982 - 50,000	210	8,566,631.39	0.90	40,793.48	10.750	93.69	93.76	627
50,001 - 75,000	507	31,851,338.01	3.36	62,823.15	10.039	86.21	88.90	616
75,001 - 100,000	477	41,859,568.06	4.41	87,755.91	9.434	83.37	87.13	617
100,001 - 125,000	468	52,779,334.55	5.56	112,776.36	9.092	81.96	87.26	611
125,001 - 150,000	393	54,160,355.27	5.71	137,812.61	8.978	80.52	86.12	619
150,001 - 175,000	318	51,657,103.25	5.45	162,443.72	8.753	80.95	85.61	613
175,001 - 200,000	302	56,866,555.88	5.99	188,299.85	8.465	79.24	85.69	612
200,001 - 225,000	285	60,802,502.85	6.41	213,342.12	8.320	79.76	85.11	608
225,001 - 250,000	234	55,670,541.10	5.87	237,908.30	8.268	78.87	85.39	612
250,001 - 275,000	182	47,684,036.72	5.03	262,000.20	8.168	78.48	85.56	622
275,001 - 300,000	187	53,838,487.89	5.68	287,906.35	8.191	80.65	86.01	618
300,001 - 325,000	127	39,727,240.15	4.19	312,812.91	8.253	82.20	90.01	643
325,001 - 358,700	123	42,008,751.52	4.43	341,534.57	8.280	80.25	85.33	624
358,701 - 375,000	60	21,927,918.42	2.31	365,465.31	8.242	81.94	88.52	617
375,001 - 425,000	185	73,568,234.94	7.76	397,666.13	7.922	81.28	88.06	628
425,001 - 525,000	223	104,582,926.14	11.02	468,981.73	8.032	82.58	90.00	642
525,001 - 625,000	99	56,274,028.65	5.93	568,424.53	8.008	82.37	90.82	646
625,001 - 725,000	83	56,401,039.50	5.95	679,530.60	7.970	83.40	92.65	651
725,001 - 825,000	26	19,698,972.87	2.08	757,652.80	8.101	83.01	89.59	646
825,001 - 925,000	6	5,151,623.16	0.54	858,603.86	8.384	84.30	87.53	607
925,001 - 1,025,000	4	3,977,701.80	0.42	994,425.45	8.682	83.98	87.25	649
1,025,001 - 1,500,000	8	9,571,499.98	1.01	1,196,437.50	7.554	73.57	73.57	655
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

The average loan balance of the mortgage loans as of the cut-off date was $210,478.45.

Gross Mortgage Rates of the Mortgage Loans
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.500 - 5.500	1	599,842.71	0.06	599,842.71	5.500	77.38	77.38	688
5.501 - 6.000	20	6,908,821.69	0.73	345,441.08	5.832	71.11	74.30	674
6.001 - 6.500	107	29,841,274.18	3.15	278,890.41	6.412	74.56	77.62	666
6.501 - 7.000	288	84,210,071.19	8.88	292,396.08	6.831	75.74	81.30	651
7.001 - 7.500	413	116,504,679.92	12.28	282,093.66	7.320	79.34	87.08	642
7.501 - 8.000	641	164,520,332.95	17.34	256,661.99	7.778	80.66	89.99	635
8.001 - 8.500	578	140,637,367.05	14.83	243,317.24	8.291	80.56	89.72	624
8.501 - 9.000	693	150,465,809.59	15.86	217,122.38	8.767	81.71	88.56	618
9.001 - 9.500	460	86,875,852.56	9.16	188,860.55	9.268	83.00	86.65	604
9.501 - 10.000	446	74,594,984.58	7.86	167,253.33	9.766	83.91	85.42	593
10.001 - 10.500	229	34,030,349.23	3.59	148,604.15	10.265	86.13	88.06	598
10.501 - 11.000	184	21,347,509.14	2.25	116,019.07	10.746	88.95	89.54	615
11.001 - 11.500	116	11,695,607.46	1.23	100,824.20	11.279	91.58	91.96	613
11.501 - 12.000	163	14,079,485.67	1.48	86,377.21	11.793	97.59	97.59	630
12.001 - 12.500	117	8,476,286.93	0.89	72,446.90	12.320	97.43	97.43	617
12.501 - 13.000	39	2,948,329.86	0.31	75,598.20	12.751	99.74	99.74	629
13.001 - 13.500	9	666,114.53	0.07	74,012.73	13.200	100.00	100.00	617
13.501 - 14.000	1	104,916.67	0.01	104,916.67	13.700	100.00	100.00	598
14.001 - 14.500	1	82,772.96	0.01	82,772.96	14.500	100.00	100.00	590
14.501 - 14.750	1	35,983.23	0.00	35,983.23	14.750	100.00	100.00	593
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626
The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.425%.

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	71	7,037,837.60	0.74	99,124.47	8.363	72.97	73.30	633
241 - 360	4,436	941,588,554.50	99.26	212,260.72	8.425	81.48	87.69	626
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 359 months.

Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
118 - 120	4	406,364.47	0.04	101,591.12	7.600	74.81	74.81	674
121 - 180	41	3,948,024.96	0.42	96,293.29	8.420	71.64	72.23	615
181 - 240	26	2,683,448.17	0.28	103,209.55	8.394	74.65	74.65	654
241 - 300	2	473,784.46	0.05	236,892.23	6.956	73.58	73.58	739
301 - 359	4,434	941,114,770.04	99.21	212,249.61	8.426	81.48	87.70	625
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 357 months.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1	2,618	568,315,019.96	59.91	217,079.84	8.310	80.01	86.50	623
2	1,440	277,896,668.60	29.29	192,983.80	8.621	82.94	88.44	628
3	311	66,583,383.99	7.02	214,094.48	8.762	86.04	92.12	633
4	88	21,401,722.32	2.26	243,201.39	8.365	84.72	90.99	641
5	46	13,734,697.98	1.45	298,580.39	7.610	81.16	87.85	614
6	4	694,899.25	0.07	173,724.81	9.659	86.14	86.14	645
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

The weighted-average seasoning of the mortgage loans as of the cut-off date was 2 months.

Original Loan-To-Value Ratio of the Mortgage Loans*
Original Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
13.16 - 15.00	1	49,510.28	0.01	49,510.28	9.975	13.16	13.16	504
15.01 - 20.00	2	134,706.40	0.01	67,353.20	8.565	16.81	16.81	569
20.01 - 25.00	5	388,702.70	0.04	77,740.54	8.352	23.79	23.79	584
25.01 - 30.00	5	457,756.10	0.05	91,551.22	7.214	27.84	27.84	646
30.01 - 35.00	14	2,410,061.54	0.25	172,147.25	7.659	32.50	32.50	604
35.01 - 40.00	20	2,313,725.78	0.24	115,686.29	8.185	38.07	38.07	579
40.01 - 45.00	30	4,933,796.35	0.52	164,459.88	7.959	42.93	43.33	595
45.01 - 50.00	50	7,997,466.35	0.84	159,949.33	7.751	48.34	48.34	613
50.01 - 55.00	67	11,708,065.09	1.23	174,747.24	7.860	52.87	52.87	605
55.01 - 60.00	88	18,021,819.05	1.90	204,793.40	7.727	58.30	58.39	603
60.01 - 65.00	129	28,179,673.27	2.97	218,447.08	7.860	63.14	63.14	608
65.01 - 70.00	175	35,395,416.65	3.73	202,259.52	8.397	68.71	69.02	593
70.01 - 75.00	252	55,320,499.31	5.83	219,525.79	8.201	73.67	73.72	592
75.01 - 80.00	1,628	397,139,686.49	41.86	243,943.30	8.059	79.83	94.08	638
80.01 - 85.00	467	106,589,033.66	11.24	228,242.04	8.533	84.37	85.39	589
85.01 - 90.00	649	149,653,737.62	15.78	230,591.28	8.716	89.64	90.06	627
90.01 - 95.00	297	78,669,460.54	8.29	264,880.34	8.517	94.69	94.70	652
95.01 - 100.00	628	49,263,274.92	5.19	78,444.71	11.310	99.96	99.96	653
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

The weighted-average original loan-to-value ratio of the mortgage loans as of the cut-off date was 81.42%.
*Original LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

Combined Loan-To-Value Ratio of the Mortgage Loans*
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
13.16 - 15.00	1	49,510.28	0.01	49,510.28	9.975	13.16	13.16	504
15.01 - 20.00	2	134,706.40	0.01	67,353.20	8.565	16.81	16.81	569
20.01 - 25.00	5	388,702.70	0.04	77,740.54	8.352	23.79	23.79	584
25.01 - 30.00	5	457,756.10	0.05	91,551.22	7.214	27.84	27.84	646
30.01 - 35.00	14	2,410,061.54	0.25	172,147.25	7.659	32.50	32.50	604
35.01 - 40.00	20	2,313,725.78	0.24	115,686.29	8.185	38.07	38.07	579
40.01 - 45.00	29	4,735,883.06	0.50	163,306.31	8.020	42.87	42.90	590
45.01 - 50.00	50	7,997,466.35	0.84	159,949.33	7.751	48.34	48.34	613
50.01 - 55.00	68	11,905,978.38	1.26	175,087.92	7.838	52.73	52.88	607
55.01 - 60.00	87	17,943,834.63	1.89	206,250.97	7.720	58.31	58.31	603
60.01 - 65.00	129	28,179,673.27	2.97	218,447.08	7.860	63.14	63.14	608
65.01 - 70.00	172	34,934,547.95	3.68	203,107.84	8.405	68.72	68.72	593
70.01 - 75.00	250	55,210,097.18	5.82	220,840.39	8.199	73.67	73.67	592
75.01 - 80.00	507	112,031,967.16	11.81	220,970.35	8.204	79.42	79.43	603
80.01 - 85.00	420	97,870,620.55	10.32	233,025.29	8.492	84.29	84.33	589
85.01 - 90.00	618	143,892,270.93	15.17	232,835.39	8.692	89.54	89.64	626
90.01 - 95.00	352	89,632,384.92	9.45	254,637.46	8.542	93.37	94.69	649
95.01 - 100.00	1,778	338,537,204.92	35.69	190,403.38	8.508	83.09	99.96	651
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

The weighted-average combined loan-to-value ratio of the mortgage loans as of the cut-off date was 87.58%.
*Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Investor	327	61,807,766.62	6.52	189,014.58	9.297	86.25	86.48	665
Primary	4,005	857,906,187.28	90.44	214,208.79	8.347	80.98	87.43	622
Second Home	175	28,912,438.20	3.05	165,213.93	8.884	84.01	94.40	663
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2-4 Family	262	67,152,262.79	7.08	256,306.35	8.538	81.93	87.04	647
Condo	288	56,394,650.05	5.94	195,814.76	8.545	81.12	90.14	636
Mod	2	280,707.67	0.03	140,353.84	7.938	83.30	90.10	590
PUD	632	132,558,474.56	13.97	209,744.42	8.462	82.40	89.58	623
Single Family	3,323	692,240,297.03	72.97	208,317.87	8.397	81.20	87.04	623
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Purchase	2,082	409,293,594.47	43.15	196,586.74	8.630	84.30	96.35	647
Cash-Out Refinance	2,069	453,444,738.42	47.80	219,161.30	8.327	78.87	79.05	605
Rate/Term Refinance	356	85,888,059.21	9.05	241,258.59	7.969	81.13	90.85	630
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

Documentation of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full / Alt	10	2,230,105.86	0.24	223,010.59	8.198	86.45	94.32	574
Full Doc - 12 Mo. Bk Stmts	260	70,030,469.79	7.38	269,347.96	8.107	82.55	91.13	633
Full Doc - 1Yr W2	1,234	221,676,830.32	23.37	179,640.87	8.075	79.97	84.01	608
Full Doc - 24 Mo. Bk Stmts	31	7,806,364.43	0.82	251,818.21	7.771	83.03	88.63	612
Full Doc - 2YR W2/Tax Returns	1,227	216,584,189.91	22.83	176,515.23	8.278	80.44	86.14	603
Full Doc - Business Bank Stmts	90	31,317,540.97	3.30	347,972.68	8.081	82.73	88.82	623
Full Doc 12Mo. Bk Stmts	3	1,452,220.18	0.15	484,073.39	7.578	78.02	91.28	611
Limited Doc - 6 Mo. Bk Stmts	70	17,529,828.65	1.85	250,426.12	8.196	83.67	94.10	633
Stated Doc	1,575	378,388,614.34	39.89	240,246.74	8.829	82.35	89.35	648
Stated Income / Stated Assets	1	170,877.29	0.02	170,877.29	10.375	90.00	90.00	641
Stated Income / Verified Assets	6	1,439,350.36	0.15	239,891.73	8.597	79.50	92.11	631
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

Lien Position of the Mortgage Loans
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	3,874	898,875,910.67	94.76	232,027.86	8.265	80.39	86.90	624
Second	633	49,750,481.43	5.24	78,594.76	11.313	99.89	99.89	653
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

Prepayment Penalty Term of the Mortgage Loans
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,275	257,942,855.95	27.19	202,308.12	8.980	82.34	87.67	629
12	245	72,962,553.28	7.69	297,806.34	8.258	80.93	87.61	634
24	2,022	451,907,251.08	47.64	223,495.18	8.275	81.68	89.02	620
36	965	165,813,731.79	17.48	171,827.70	8.043	79.47	83.50	633
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

Interest Only Term of the Mortgage Loans
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	4,013	774,706,738.33	81.67	193,049.27	8.558	81.33	86.18	623
24	1	242,250.00	0.03	242,250.00	7.850	95.00	95.00	672
60	493	173,677,403.77	18.31	352,286.82	7.834	81.79	93.84	637
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

Geographic Concentration of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	917	294,888,642.33	31.09	321,579.76	8.157	80.71	87.85	638
Florida	565	109,873,083.73	11.58	194,465.63	8.545	80.51	86.17	617
New York	214	67,239,064.05	7.09	314,201.23	8.171	81.76	87.53	642
Texas	396	44,600,597.02	4.70	112,627.77	8.604	81.38	88.31	619
New Jersey	150	39,122,212.78	4.12	260,814.75	8.593	81.53	85.20	625
Arizona	181	34,191,431.27	3.60	188,902.94	8.354	79.84	85.27	609
Maryland	125	29,871,789.76	3.15	238,974.32	8.522	81.83	85.86	613
Illinois	152	25,257,971.55	2.66	166,170.87	8.798	83.19	87.84	629
Nevada	113	25,025,074.40	2.64	221,460.84	8.209	81.66	90.12	629
Massachusetts	93	22,878,176.14	2.41	246,001.89	8.320	79.63	82.24	617
Pennsylvania	132	21,273,017.15	2.24	161,159.22	8.453	79.21	82.79	620
Virginia	89	20,728,038.94	2.19	232,899.31	8.338	80.99	87.00	622
Washington	93	20,139,663.88	2.12	216,555.53	8.315	81.79	88.87	601
Georgia	116	18,101,066.15	1.91	156,043.67	8.841	84.32	91.50	626
Minnesota	82	16,714,154.58	1.76	203,831.15	8.511	84.00	94.04	623
Connecticut	69	13,914,979.08	1.47	201,666.36	8.471	82.39	88.15	603
Hawaii	49	13,332,824.32	1.41	272,098.46	8.168	77.32	84.65	647
Michigan	99	11,979,381.97	1.26	121,003.86	9.204	82.69	88.15	595
Oregon	53	11,469,671.29	1.21	216,408.89	8.363	83.37	88.66	634
Colorado	68	11,224,740.63	1.18	165,069.72	8.602	85.40	95.02	625
Ohio	99	10,143,885.00	1.07	102,463.48	9.290	85.15	87.99	595
Wisconsin	52	7,565,533.89	0.80	145,491.04	9.103	84.06	88.15	620
Rhode Island	31	6,527,966.32	0.69	210,579.56	8.860	83.36	87.90	621
Utah	28	6,301,722.66	0.66	225,061.52	8.410	83.42	95.93	637
Indiana	54	6,104,307.65	0.64	113,042.73	8.980	84.33	90.20	608
Missouri	49	5,462,373.48	0.58	111,477.01	9.215	83.68	90.29	602
Tennessee	52	5,349,159.75	0.56	102,868.46	8.752	84.29	93.77	609
Arkansas	44	4,354,820.98	0.46	98,973.20	8.763	84.40	96.09	620
Idaho	20	4,260,390.58	0.45	213,019.53	7.886	82.41	87.10	614
New Hampshire	24	3,932,503.37	0.41	163,854.31	8.784	80.69	84.79	603
South Carolina	23	3,614,227.97	0.38	157,140.35	8.764	80.89	84.26	605
North Carolina	24	3,398,980.94	0.36	141,624.21	8.909	86.28	89.81	631
Alabama	31	3,105,291.88	0.33	100,170.71	9.730	82.48	86.10	592
Louisiana	20	2,809,449.70	0.30	140,472.49	8.798	84.42	89.31	625
Kansas	16	2,684,546.42	0.28	167,784.15	9.491	86.71	91.32	624
Maine	16	2,563,260.35	0.27	160,203.77	8.431	79.01	80.08	592
New Mexico	21	2,539,693.53	0.27	120,937.79	8.959	85.62	88.08	631
Oklahoma	20	2,217,951.67	0.23	110,897.58	8.874	85.29	93.90	604
Mississippi	24	2,076,897.84	0.22	86,537.41	9.253	86.01	89.47	608
Iowa	20	1,950,713.68	0.21	97,535.68	10.116	82.02	85.43	575
Nebraska	19	1,704,811.46	0.18	89,726.92	9.124	84.69	95.66	608
District of Columbia	8	1,701,695.97	0.18	212,712.00	10.008	79.93	81.68	601
Kentucky	16	1,605,318.94	0.17	100,332.43	8.500	85.62	88.73	646
Alaska	11	1,378,282.19	0.15	125,298.38	10.022	81.90	81.90	553
Montana	7	980,555.96	0.10	140,079.42	8.847	80.92	83.24	610
Delaware	4	723,267.18	0.08	180,816.80	8.405	86.94	94.30	621
West Virginia	5	527,914.60	0.06	105,582.92	9.488	82.34	83.95	605
South Dakota	5	470,920.82	0.05	94,184.16	8.749	80.60	95.78	607
Wyoming	3	310,832.83	0.03	103,610.94	8.471	78.95	95.19	612
North Dakota	2	242,465.05	0.03	121,232.53	10.038	88.65	100.00	645
Vermont	3	191,068.42	0.02	63,689.47	9.738	89.12	100.00	618
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

Credit Score of the Mortgage Loans
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	284	50,116,700.56	5.28	176,467.26	9.388	75.93	76.37	513
525 - 549	330	60,500,773.70	6.38	183,335.68	9.112	76.37	77.21	537
550 - 574	380	72,863,691.85	7.68	191,746.56	8.761	78.27	78.86	562
575 - 599	644	121,567,979.74	12.82	188,770.15	8.569	80.78	85.66	588
600 - 624	797	166,499,766.36	17.55	208,908.11	8.268	82.41	88.74	612
625 - 649	755	163,188,902.96	17.20	216,144.24	8.340	82.79	91.00	637
650 - 674	526	121,790,513.38	12.84	231,540.90	8.278	82.99	92.26	661
675 - 699	364	90,336,147.07	9.52	248,176.23	8.018	82.91	91.56	685
700 - 724	196	45,100,621.17	4.75	230,105.21	8.024	83.84	92.30	711
725 - 749	133	34,018,902.57	3.59	255,781.22	8.206	83.89	93.96	736
750 - 774	58	14,134,357.33	1.49	243,695.82	7.989	81.88	87.59	761
775 - 799	35	7,277,508.77	0.77	207,928.82	7.805	78.68	83.25	785
800 - 816	5	1,230,526.64	0.13	246,105.33	7.613	72.27	72.27	807
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 626.

Debt-To-Income Ratio of the Mortgage Loans
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0.81 - 10.00	19	2,649,961.29	0.28	139,471.65	8.293	81.28	83.49	602
10.01 - 20.00	117	22,501,994.78	2.37	192,324.74	8.237	80.86	86.03	631
20.01 - 30.00	464	86,020,270.66	9.07	185,388.51	8.399	79.87	83.44	620
30.01 - 40.00	1,145	229,279,264.96	24.17	200,243.90	8.451	81.30	87.28	627
40.01 - 50.00	2,504	556,416,660.60	58.65	222,211.13	8.463	82.42	89.56	628
50.01 - 59.37	258	51,758,239.81	5.46	200,613.33	8.034	73.95	75.40	601
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 41.15%.

Index of the Adjustable-Rate Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	3,037	758,340,843.24	100.00	249,700.64	8.338	81.04	88.20	622
Total:	3,037	758,340,843.24	100.00	249,700.64	8.338	81.04	88.20	622

Margin of the Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
4.700 - 5.000	1	459,912.14	0.06	459,912.14	9.375	80.00	100.00	645
5.001 - 5.500	2	392,670.86	0.05	196,335.43	9.202	89.09	89.09	602
5.501 - 6.000	577	153,732,518.58	20.27	266,434.17	8.075	81.74	89.61	638
6.001 - 6.500	2,134	532,378,867.86	70.20	249,474.63	8.297	81.49	89.31	624
6.501 - 7.000	206	50,154,037.74	6.61	243,466.20	9.032	79.05	79.97	584
7.001 - 7.500	107	20,251,907.36	2.67	189,270.16	9.587	69.12	69.12	552
7.501 - 7.600	10	970,928.70	0.13	97,092.87	9.568	71.15	71.15	542
Total:	3,037	758,340,843.24	100.00	249,700.64	8.338	81.04	88.20	622

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 6.189%.

Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
March 2008	1	131,480.95	0.02	131,480.95	8.200	80.00	80.00	587
April 2008	27	8,937,820.43	1.18	331,030.39	7.878	83.39	93.66	617
May 2008	32	13,967,077.61	1.84	436,471.18	8.270	85.21	94.20	648
June 2008	104	42,197,797.89	5.56	405,748.06	8.437	83.68	91.81	626
July 2008	455	133,905,034.64	17.66	294,296.78	8.295	81.70	89.82	628
August 2008	1,836	428,606,225.48	56.52	233,445.66	8.390	80.62	87.61	618
May 2009	2	454,693.13	0.06	227,346.57	7.759	68.87	68.87	618
June 2009	11	2,934,030.17	0.39	266,730.02	7.965	80.30	92.94	618
July 2009	308	71,534,346.52	9.43	232,254.37	8.299	80.75	85.55	619
August 2009	261	55,672,336.42	7.34	213,303.97	8.126	79.73	87.02	634
Total:	3,037	758,340,843.24	100.00	249,700.64	8.338	81.04	88.20	622

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was September 18, 2008.

Months to Roll of the Adjustable-Rate Mortgage Loans
Months to Roll	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
18 - 18	1	131,480.95	0.02	131,480.95	8.200	80.00	80.00	587
19 - 24	2,454	627,613,956.05	82.76	255,751.41	8.363	81.20	88.60	621
31 - 35	582	130,595,406.24	17.22	224,390.73	8.216	80.26	86.28	625
Total:	3,037	758,340,843.24	100.00	249,700.64	8.338	81.04	88.20	622

The weighted-average months to roll of the adjustable rate mortgage loans as of the cut-off date was 25 months.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
12.500 - 12.500	1	599,842.71	0.08	599,842.71	5.500	77.38	77.38	688
12.501 - 13.000	20	6,908,821.69	0.91	345,441.08	5.832	71.11	74.30	674
13.001 - 13.500	48	14,572,027.63	1.92	303,583.91	6.371	79.27	84.68	649
13.501 - 14.000	168	54,510,153.08	7.19	324,465.20	6.854	76.95	84.45	644
14.001 - 14.500	313	95,453,243.71	12.59	304,962.44	7.320	79.42	88.43	641
14.501 - 15.000	501	142,521,788.18	18.79	284,474.63	7.782	80.95	91.01	633
15.001 - 15.500	497	128,655,647.98	16.97	258,864.48	8.294	80.72	90.33	624
15.501 - 16.000	576	134,579,142.79	17.75	233,644.35	8.769	82.08	89.16	619
16.001 - 16.500	361	76,682,119.02	10.11	212,415.84	9.273	82.99	86.64	601
16.501 - 17.000	301	61,139,328.57	8.06	203,120.69	9.767	83.43	84.80	588
17.001 - 17.500	141	25,707,031.04	3.39	182,319.37	10.258	84.06	86.40	587
17.501 - 18.000	79	12,117,061.13	1.60	153,380.52	10.705	84.21	84.84	589
18.001 - 18.500	21	3,166,839.67	0.42	150,801.89	11.206	77.10	78.24	544
18.501 - 19.000	6	1,126,072.94	0.15	187,678.82	11.703	75.84	75.84	543
19.001 - 19.400	4	601,723.10	0.08	150,430.78	12.286	71.59	71.59	522
Total:	3,037	758,340,843.24	100.00	249,700.64	8.338	81.04	88.20	622
The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 15.336%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
4.700 - 5.000	1	459,912.14	0.06	459,912.14	9.375	80.00	100.00	645
5.001 - 5.500	2	392,670.86	0.05	196,335.43	9.202	89.09	89.09	602
5.501 - 6.000	577	153,732,518.58	20.27	266,434.17	8.075	81.74	89.61	638
6.001 - 6.500	2,134	532,378,867.86	70.20	249,474.63	8.297	81.49	89.31	624
6.501 - 7.000	206	50,154,037.74	6.61	243,466.20	9.032	79.05	79.97	584
7.001 - 7.500	107	20,251,907.36	2.67	189,270.16	9.587	69.12	69.12	552
7.501 - 7.600	10	970,928.70	0.13	97,092.87	9.568	71.15	71.15	542
Total:	3,037	758,340,843.24	100.00	249,700.64	8.338	81.04	88.20	622

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 6.189%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	10	1,593,096.14	0.21	159,309.61	8.824	80.11	81.83	578
1.500	247	82,484,909.71	10.88	333,947.00	8.376	82.69	90.65	623
2.000	2,780	674,262,837.39	88.91	242,540.59	8.332	80.84	87.91	622
Total:	3,037	758,340,843.24	100.00	249,700.64	8.338	81.04	88.20	622

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.944%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	10	1,593,096.14	0.21	159,309.61	8.824	80.11	81.83	578
1.500	3,027	756,747,747.10	99.79	249,999.26	8.337	81.04	88.21	622
Total:	3,037	758,340,843.24	100.00	249,700.64	8.338	81.04	88.20	622

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.499%.

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30 Days Delinquent	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626
Total:	4,507	948,626,392.10	100.00	210,478.45	8.425	81.42	87.58	626

Group I Collateral: Summary

Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$200,183,326.02
Number of Mortgage Loans	1,190
Average Scheduled Principal Balance:	$168,221,28	$29,982.55	$592,000
Weighted Average Gross Coupon:	8.479%	5.800%	12.950%
Non-Zero Weighted Average Original Credit Score:	612	500	796
Weighted Average Original LTV Ratio (1):	79.39%	22.74%	100.00%
Weighted Average Combined LTV Ratio (2):	82.09%	22.74%	100.00%
Weighted Average Stated Remaining Term:	356	118	359
Weighted Average Original Term:	358	120	360
Weighted Average Roll Term:	25	18	35
Weighted Average Gross Margin:	6.260%	5.600%	7.600%
Weighted Average Initial Periodic Rate Cap:	1.967%	1.000%	2.000%
Weighted Average Subsequent Periodic Rate Cap:	1.499%	1.000%	1.500%
Weighted Average Gross Maximum Lifetime Rate:	15.510%	12.800%	19.350%
Weighted Average Gross Minimum Lifetime Rate:	6.260%	5.600%	7.600%
Weighted Average Seasoning:	1	1	6
Weighted Average Origination Date:	07/02/2006	02/21/2006	07/25/2006
Weighted Average First Adjustment Date:	10/02/2008	03/01/2008	08/01/2009
Weighted Average Next Adjustment Date:	10/02/2008	03/01/2008	08/01/2009
Percent Interest Only Loans:	9.60%
Percent Second Liens:	3.04%
Percent of First Lien with Silent Seconds:	14.25%
Non-Zero Weighted Average Debt-To-Income Ratio:	42.08%	20.29%	59.37%

(1) Original LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Product Type of the Group I Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
10 Yr Fixed	2	155,419.35	0.08	77,709.67	8.499	66.17	66.17	592
15 Yr Fixed	15	1,389,059.92	0.69	92,603.99	8.383	74.66	76.33	637
20 Yr Fixed	8	874,131.63	0.44	109,266.45	8.105	74.15	74.15	655
25 Yr Fixed	2	473,784.46	0.24	236,892.23	6.956	73.58	73.58	739
30 Yr Fixed	317	31,774,897.76	15.87	100,236.27	8.767	79.87	80.95	625
Fixed 40/30 Balloon	72	14,764,701.59	7.38	205,065.30	7.599	78.69	80.62	631
2/28 Hybrid	234	36,632,955.31	18.30	156,551.09	8.848	79.37	81.79	589
2/28 Hybrid Balloon	316	68,967,251.38	34.45	218,250.80	8.470	79.15	81.46	600
2/28 Hybrid IO	66	15,408,892.85	7.70	233,468.07	7.907	81.67	91.04	665
3/27 Hybrid	90	13,771,163.80	6.88	153,012.93	8.628	78.63	81.38	619
3/27 Hybrid Balloon	54	12,156,301.46	6.07	225,116.69	8.548	80.28	81.03	594
3/27 Hybrid IO	14	3,814,766.51	1.91	272,483.32	7.976	77.74	87.14	668
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

Principal Balances of the Group I Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
30,000 - 50,000	79	3,165,122.64	1.58	40,064.84	10.933	96.19	96.41	623
50,001 - 75,000	150	9,418,627.32	4.71	62,790.85	9.991	84.94	86.91	604
75,001 - 100,000	136	11,950,060.09	5.97	87,868.09	8.831	79.10	82.23	612
100,001 - 125,000	132	14,914,927.76	7.45	112,991.88	8.722	78.26	82.87	606
125,001 - 150,000	115	15,864,027.33	7.92	137,948.06	8.567	76.46	81.10	611
150,001 - 175,000	104	16,687,466.19	8.34	160,456.41	8.472	79.85	83.18	608
175,001 - 200,000	80	15,056,284.19	7.52	188,203.55	8.394	77.66	80.10	603
200,001 - 225,000	93	19,835,710.04	9.91	213,287.20	8.382	78.80	81.23	604
225,001 - 250,000	59	14,081,939.38	7.03	238,676.94	8.340	77.48	80.13	606
250,001 - 275,000	53	13,893,823.31	6.94	262,147.61	8.007	76.71	78.95	613
275,001 - 300,000	57	16,516,393.52	8.25	289,761.29	8.230	78.20	79.34	607
300,001 - 333,700	29	9,139,120.82	4.57	315,142.10	8.527	83.60	86.39	630
333,701 - 350,000	19	6,517,143.44	3.26	343,007.55	8.390	78.52	81.68	608
350,001 - 400,000	64	24,117,998.83	12.05	376,843.73	7.907	79.96	82.26	630
400,001 - 500,000	16	6,804,697.99	3.40	425,293.62	8.299	84.71	84.71	629
500,001 - 592,000	4	2,219,983.17	1.11	554,995.79	8.433	76.49	81.82	615
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

The average loan balance of the mortgage loans at origination was $168,328.00.

Principal Balances of the Group I Mortgage Loans as of the Cut-Off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
29,982 - 50,000	79	3,165,122.64	1.58	40,064.84	10.933	96.19	96.41	623
50,001 - 75,000	151	9,493,601.23	4.74	62,871.53	9.988	84.61	86.56	604
75,001 - 100,000	135	11,875,086.18	5.93	87,963.60	8.826	79.33	82.48	612
100,001 - 125,000	132	14,914,927.76	7.45	112,991.88	8.722	78.26	82.87	606
125,001 - 150,000	115	15,864,027.33	7.92	137,948.06	8.567	76.46	81.10	611
150,001 - 175,000	104	16,687,466.19	8.34	160,456.41	8.472	79.85	83.18	608
175,001 - 200,000	80	15,056,284.19	7.52	188,203.55	8.394	77.66	80.10	603
200,001 - 225,000	93	19,835,710.04	9.91	213,287.20	8.382	78.80	81.23	604
225,001 - 250,000	59	14,081,939.38	7.03	238,676.94	8.340	77.48	80.13	606
250,001 - 275,000	53	13,893,823.31	6.94	262,147.61	8.007	76.71	78.95	613
275,001 - 300,000	57	16,516,393.52	8.25	289,761.29	8.230	78.20	79.34	607
300,001 - 325,000	23	7,153,532.00	3.57	311,023.13	8.471	84.94	87.58	636
325,001 - 358,700	36	12,395,402.62	6.19	344,316.74	8.246	79.43	83.19	624
358,701 - 375,000	16	5,832,535.75	2.91	364,533.48	8.426	79.45	80.69	603
375,001 - 425,000	47	18,461,568.27	9.22	392,799.32	7.897	80.83	82.40	630
425,001 - 525,000	7	3,244,291.83	1.62	463,470.26	8.106	85.88	85.88	637
525,001 - 592,000	3	1,711,613.78	0.86	570,537.93	8.450	72.48	79.40	626
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

The average loan balance of the mortgage loans as of the cut-off date was $168,221.28.

Gross Mortgage Rates of the Group I Mortgage Loans
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.800 - 6.000	4	928,093.88	0.46	232,023.47	5.883	64.17	64.17	645
6.001 - 6.500	31	7,564,572.20	3.78	244,018.46	6.418	70.95	73.61	676
6.501 - 7.000	76	17,637,978.16	8.81	232,078.66	6.816	70.59	72.12	639
7.001 - 7.500	118	22,837,742.35	11.41	193,540.19	7.328	75.70	79.95	629
7.501 - 8.000	153	29,874,780.43	14.92	195,260.00	7.782	79.61	83.61	628
8.001 - 8.500	144	27,976,661.79	13.98	194,282.37	8.279	80.34	84.95	616
8.501 - 9.000	178	30,575,366.13	15.27	171,771.72	8.775	80.30	82.93	597
9.001 - 9.500	146	23,383,252.19	11.68	160,159.26	9.292	81.44	82.79	596
9.501 - 10.000	140	20,404,568.14	10.19	145,746.92	9.777	82.93	83.91	581
10.001 - 10.500	62	7,570,038.85	3.78	122,097.40	10.314	85.32	86.93	593
10.501 - 11.000	46	5,553,345.98	2.77	120,724.91	10.735	84.13	84.54	574
11.001 - 11.500	25	2,467,020.56	1.23	98,680.82	11.221	80.15	80.67	558
11.501 - 12.000	30	1,677,687.45	0.84	55,922.92	11.789	99.49	99.49	619
12.001 - 12.500	27	1,369,872.29	0.68	50,736.01	12.326	96.17	96.17	593
12.501 - 12.950	10	362,345.62	0.18	36,234.56	12.702	100.00	100.00	607
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.479%.

Original Term to Maturity of the Group I Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	25	2,418,610.90	1.21	96,744.44	8.290	73.93	74.89	641
241 - 360	1,165	197,764,715.12	98.79	169,755.12	8.481	79.46	82.18	612
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 358 months.

Remaining Term to Maturity of the Group I Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
118 - 120	2	155,419.35	0.08	77,709.67	8.499	66.17	66.17	592
121 - 180	15	1,389,059.92	0.69	92,603.99	8.383	74.66	76.33	637
181 - 240	8	874,131.63	0.44	109,266.45	8.105	74.15	74.15	655
241 - 300	2	473,784.46	0.24	236,892.23	6.956	73.58	73.58	739
301 - 359	1,163	197,290,930.66	98.56	169,639.67	8.485	79.48	82.20	612
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 356 months.

Seasoning of the Group I Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1	739	136,340,627.05	68.11	184,493.41	8.320	78.32	81.32	611
2	350	50,421,453.22	25.19	144,061.29	8.805	81.00	83.30	612
3	69	8,757,073.96	4.37	126,914.12	9.050	85.59	86.51	630
4	21	2,964,080.84	1.48	141,146.71	8.727	80.61	80.86	627
5	9	1,512,106.39	0.76	168,011.82	8.017	83.33	87.72	604
6	2	187,984.56	0.09	93,992.28	9.387	86.01	86.01	596
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

The weighted-average seasoning of the mortgage loans as of the cut-off date was 1 month.

Original Loan-To-Value Ratio of the Group I Mortgage Loans*
Original Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
22.74 - 25.00	1	49,961.76	0.02	49,961.76	7.350	22.74	22.74	657
25.01 - 30.00	3	291,324.94	0.15	97,108.31	7.059	27.61	27.61	640
30.01 - 35.00	5	1,093,816.98	0.55	218,763.40	7.666	32.44	32.44	581
35.01 - 40.00	5	695,242.57	0.35	139,048.51	8.034	38.13	38.13	589
40.01 - 45.00	13	1,897,990.27	0.95	145,999.25	7.750	43.31	43.31	571
45.01 - 50.00	26	4,150,708.25	2.07	159,642.63	7.846	48.15	48.15	619
50.01 - 55.00	29	5,090,833.17	2.54	175,545.97	8.039	53.02	53.02	600
55.01 - 60.00	37	6,752,579.01	3.37	182,502.14	7.785	57.73	57.73	598
60.01 - 65.00	40	6,785,990.67	3.39	169,649.77	7.735	63.02	63.02	590
65.01 - 70.00	67	13,904,385.26	6.95	207,528.14	8.240	68.43	68.67	599
70.01 - 75.00	77	16,029,936.31	8.01	208,180.99	8.329	73.76	73.76	581
75.01 - 80.00	318	53,576,942.73	26.76	168,480.95	8.278	79.63	89.24	626
80.01 - 85.00	159	29,936,815.39	14.95	188,281.86	8.736	84.43	84.91	578
85.01 - 90.00	197	36,464,372.77	18.22	185,098.34	8.714	89.66	89.87	622
90.01 - 95.00	92	17,461,868.55	8.72	189,802.92	8.542	94.85	94.85	661
95.01 - 100.00	121	6,000,557.39	3.00	49,591.38	11.279	99.92	99.92	631
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

The weighted-average original loan-to-value ratio of the mortgage loans as of the cut-off date was 79.39%.
*Original LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

Combined Loan-To-Value Ratio of the Group I Mortgage Loans*
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
22.74 - 25.00	1	49,961.76	0.02	49,961.76	7.350	22.74	22.74	657
25.01 - 30.00	3	291,324.94	0.15	97,108.31	7.059	27.61	27.61	640
30.01 - 35.00	5	1,093,816.98	0.55	218,763.40	7.666	32.44	32.44	581
35.01 - 40.00	5	695,242.57	0.35	139,048.51	8.034	38.13	38.13	589
40.01 - 45.00	13	1,897,990.27	0.95	145,999.25	7.750	43.31	43.31	571
45.01 - 50.00	26	4,150,708.25	2.07	159,642.63	7.846	48.15	48.15	619
50.01 - 55.00	29	5,090,833.17	2.54	175,545.97	8.039	53.02	53.02	600
55.01 - 60.00	37	6,752,579.01	3.37	182,502.14	7.785	57.73	57.73	598
60.01 - 65.00	40	6,785,990.67	3.39	169,649.77	7.735	63.02	63.02	590
65.01 - 70.00	66	13,681,968.58	6.83	207,302.55	8.252	68.44	68.44	599
70.01 - 75.00	77	16,029,936.31	8.01	208,180.99	8.329	73.76	73.76	581
75.01 - 80.00	161	27,559,901.54	13.77	171,179.51	8.489	79.31	79.31	596
80.01 - 85.00	151	28,999,683.78	14.49	192,050.89	8.744	84.28	84.39	578
85.01 - 90.00	189	35,579,187.48	17.77	188,249.67	8.678	89.60	89.65	623
90.01 - 95.00	106	19,379,125.53	9.68	182,821.94	8.578	93.76	94.86	659
95.01 - 100.00	281	32,145,075.18	16.06	114,395.29	8.674	83.98	99.97	650
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

The weighted-average combined loan-to-value ratio of the mortgage loans as of the cut-off date was 82.09%.
*Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Occupancy Type of the Group I Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Investor	107	17,520,495.14	8.75	163,742.95	9.331	86.38	86.87	669
Primary	1,036	173,848,332.16	86.84	167,807.27	8.389	78.61	80.98	604
Second Home	47	8,814,498.72	4.40	187,542.53	8.571	81.00	94.64	664
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

Property Types of the Group I Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2-4 Family	73	15,580,298.05	7.78	213,428.74	8.421	76.96	78.42	630
Condo	73	11,315,618.45	5.65	155,008.47	8.475	76.89	83.21	637
PUD	157	27,233,044.31	13.60	173,458.88	8.566	81.83	85.29	613
Single Family	887	146,054,365.21	72.96	164,661.07	8.470	79.40	81.80	608
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

Loan Purpose of the Group I Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Purchase	321	40,263,185.82	20.11	125,430.49	8.993	85.96	94.17	645
Cash-Out Refinance	760	140,053,046.84	69.96	184,280.32	8.384	77.12	77.40	599
Rate/Term Refinance	109	19,867,093.36	9.92	182,266.91	8.110	82.15	90.72	635
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

Documentation of the Group I Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full / Alt	2	195,345.27	0.10	97,672.64	8.527	80.00	80.00	589
Full Doc - 12 Mo. Bk Stmts	37	5,927,248.04	2.96	160,195.89	8.210	73.83	78.89	608
Full Doc - 1Yr W2	411	64,768,895.77	32.35	157,588.55	8.172	78.76	80.41	606
Full Doc - 24 Mo. Bk Stmts	9	1,917,567.54	0.96	213,063.06	8.322	79.86	83.72	592
Full Doc - 2YR W2/Tax Returns	378	56,027,633.52	27.99	148,221.25	8.430	79.50	82.34	597
Full Doc - Business Bank Stmts	11	2,632,186.47	1.31	239,289.68	8.926	83.15	85.31	577
Limited Doc - 6 Mo. Bk Stmts	13	2,036,623.80	1.02	156,663.37	8.276	84.60	90.23	626
Stated Doc	329	66,677,825.61	33.31	202,668.16	8.836	80.10	83.39	634
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

Lien Position of the Group I Mortgage Loans
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	1,068	194,102,814.66	96.96	181,744.21	8.391	78.76	81.54	612
Second	122	6,080,511.36	3.04	49,840.26	11.289	99.79	99.79	631
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

Prepayment Penalty Term of the Group I Mortgage Loans
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	370	58,026,017.06	28.99	156,827.07	8.916	80.65	83.09	615
12	62	14,367,831.20	7.18	231,739.21	8.209	77.19	79.15	626
24	478	86,242,068.51	43.08	180,422.74	8.419	79.79	83.02	600
36	280	41,547,409.25	20.75	148,383.60	8.087	77.57	79.81	628
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

Interest Only Term of the Group I Mortgage Loans
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,110	180,959,666.66	90.40	163,026.73	8.539	79.24	81.23	606
60	80	19,223,659.36	9.60	240,295.74	7.920	80.89	90.26	666
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

Geographic Concentration of the Group I Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	141	37,913,231.08	18.94	268,888.16	7.887	73.97	75.63	618
Florida	146	26,026,153.66	13.00	178,261.33	8.574	79.51	81.87	603
New York	42	11,463,959.87	5.73	272,951.43	7.842	76.18	79.16	632
Texas	115	10,688,995.78	5.34	92,947.79	8.683	80.48	83.57	608
Arizona	61	10,218,530.77	5.10	167,516.90	8.600	79.68	83.64	603
New Jersey	43	9,839,217.16	4.92	228,819.00	8.722	81.00	82.35	609
Massachusetts	38	8,001,469.21	4.00	210,564.98	8.178	77.17	78.71	612
Maryland	39	7,327,270.85	3.66	187,878.74	8.434	77.98	80.78	620
Illinois	52	6,401,927.71	3.20	123,113.99	8.819	82.71	85.80	622
Pennsylvania	52	5,997,712.04	3.00	115,340.62	8.638	78.57	82.08	609
Georgia	40	5,439,272.65	2.72	135,981.82	8.996	86.31	90.04	624
Michigan	37	4,693,160.98	2.34	126,842.19	9.462	81.67	83.23	583
Virginia	25	4,499,857.75	2.25	179,994.31	8.440	78.20	80.38	607
Washington	24	4,392,196.86	2.19	183,008.20	8.262	81.15	84.40	598
Nevada	25	4,190,213.96	2.09	167,608.56	8.244	83.30	88.70	622
Hawaii	14	3,910,072.86	1.95	279,290.92	8.108	72.60	76.22	644
Ohio	38	3,810,549.49	1.90	100,277.62	9.182	86.18	88.78	596
Connecticut	19	3,658,464.49	1.83	192,550.76	8.611	82.46	84.65	581
Minnesota	22	3,048,970.99	1.52	138,589.59	8.907	82.85	87.40	603
Rhode Island	15	3,042,948.94	1.52	202,863.26	9.311	83.31	85.15	613
Colorado	21	3,004,404.31	1.50	143,066.87	8.693	86.74	94.29	639
New Hampshire	11	1,965,831.46	0.98	178,711.95	8.692	81.48	84.32	609
Oregon	11	1,861,451.73	0.93	169,222.88	8.188	80.70	83.70	644
Wisconsin	13	1,814,424.42	0.91	139,571.11	9.065	82.48	89.27	627
Missouri	18	1,775,333.22	0.89	98,629.62	9.575	85.39	89.55	598
Indiana	15	1,692,485.44	0.85	112,832.36	9.165	86.93	87.78	607
North Carolina	7	1,570,445.25	0.78	224,349.32	8.383	86.41	89.61	647
Alabama	12	1,314,460.02	0.66	109,538.34	9.689	82.77	84.65	560
Idaho	6	1,144,737.41	0.57	190,789.57	8.224	79.69	81.62	592
Tennessee	13	1,130,205.88	0.56	86,938.91	9.124	82.19	86.42	590
New Mexico	7	941,662.24	0.47	134,523.18	8.946	85.95	85.95	628
South Carolina	7	865,955.16	0.43	123,707.88	9.048	84.10	88.53	579
Iowa	8	796,678.36	0.40	99,584.80	9.704	85.28	87.67	577
Maine	4	700,407.07	0.35	175,101.77	7.856	84.19	84.19	612
Mississippi	6	639,967.41	0.32	106,661.24	8.815	85.74	85.74	584
Arkansas	7	514,755.64	0.26	73,536.52	8.556	83.54	94.46	638
Kentucky	6	504,478.09	0.25	84,079.68	8.963	84.20	85.38	675
Oklahoma	5	501,904.54	0.25	100,380.91	8.349	88.58	93.77	613
District of Columbia	2	484,373.13	0.24	242,186.57	9.377	78.24	78.24	635
Kansas	5	453,331.85	0.23	90,666.37	9.709	78.54	78.54	601
Louisiana	5	448,024.16	0.22	89,604.83	9.233	84.26	88.90	622
Alaska	3	315,807.74	0.16	105,269.25	9.285	84.71	84.71	572
Utah	3	298,885.39	0.15	99,628.46	8.673	88.10	96.69	652
Montana	2	259,712.61	0.13	129,856.31	8.792	85.61	94.39	628
Nebraska	3	251,752.96	0.13	83,917.65	8.831	88.00	96.07	612
Delaware	1	237,440.32	0.12	237,440.32	8.450	95.00	95.00	595
South Dakota	1	130,233.11	0.07	130,233.11	8.250	80.00	100.00	591
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

Credit Score of the Group I Mortgage Loans
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	98	16,497,137.38	8.24	168,338.14	9.485	75.66	76.06	513
525 - 549	118	20,470,287.38	10.23	173,477.01	9.171	74.54	74.78	537
550 - 574	130	22,634,873.77	11.31	174,114.41	8.650	77.41	77.49	562
575 - 599	179	26,728,524.01	13.35	149,321.36	8.605	77.90	79.47	588
600 - 624	190	29,121,398.60	14.55	153,270.52	8.203	80.80	83.49	612
625 - 649	170	29,770,687.50	14.87	175,121.69	8.210	81.05	84.45	637
650 - 674	129	22,901,953.14	11.44	177,534.52	8.227	82.58	89.31	660
675 - 699	80	14,091,151.75	7.04	176,139.40	8.054	82.01	86.81	685
700 - 724	52	10,132,828.92	5.06	194,862.09	7.943	83.77	87.48	711
725 - 749	25	3,857,104.53	1.93	154,284.18	8.257	83.46	91.55	735
750 - 774	11	2,113,206.68	1.06	192,109.70	7.353	82.47	85.71	760
775 - 796	8	1,864,172.36	0.93	233,021.55	7.676	68.39	72.55	784
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 612.

Debt-To-Income Ratio of the Group I Mortgage Loans
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20.29 - 30.00	126	18,936,113.06	9.46	150,286.61	8.433	76.69	78.10	611
30.01 - 40.00	300	47,823,824.44	23.89	159,412.75	8.405	78.01	80.29	615
40.01 - 50.00	664	114,941,663.44	57.42	173,104.91	8.561	81.80	85.19	614
50.01 - 59.37	100	18,481,725.08	9.23	184,817.25	8.207	70.81	71.58	593
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 42.08%.

Index of the Group I Adjustable-Rate Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	774	150,751,331.31	100.00	194,769.16	8.512	79.47	82.62	607
Total:	774	150,751,331.31	100.00	194,769.16	8.512	79.47	82.62	607

Margin of the Group I Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.600 - 6.000	126	25,218,857.34	16.73	200,149.66	8.169	80.73	86.22	631
6.001 - 6.500	538	102,926,561.54	68.28	191,313.31	8.442	80.54	83.81	610
6.501 - 7.000	63	13,960,412.32	9.26	221,593.85	8.938	76.62	76.62	577
7.001 - 7.500	42	8,148,667.71	5.41	194,015.90	9.641	67.45	67.45	546
7.501 - 7.600	5	496,832.40	0.33	99,366.48	9.989	71.28	71.28	539
Total:	774	150,751,331.31	100.00	194,769.16	8.512	79.47	82.62	607

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 6.260%.

Next Rate Adjustment Date of the Group I Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
March 2008	1	131,480.95	0.09	131,480.95	8.200	80.00	80.00	587
April 2008	5	870,762.97	0.58	174,152.59	8.678	84.95	92.58	603
May 2008	5	965,382.21	0.64	193,076.44	9.037	83.26	83.26	618
June 2008	11	2,805,176.34	1.86	255,016.03	8.757	77.83	77.94	625
July 2008	92	19,450,020.93	12.90	211,413.27	8.674	80.29	84.28	607
August 2008	502	96,786,276.14	64.20	192,801.35	8.467	79.35	82.53	603
May 2009	2	454,693.13	0.30	227,346.57	7.759	68.87	68.87	618
June 2009	4	468,635.44	0.31	117,158.86	9.603	82.28	91.06	659
July 2009	77	14,112,602.54	9.36	183,280.55	8.810	81.37	82.62	603
August 2009	75	14,706,300.66	9.76	196,084.01	8.214	77.33	81.47	625
Total:	774	150,751,331.31	100.00	194,769.16	8.512	79.47	82.62	607

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was October 2, 2008.

Months to Roll of the Group I Adjustable-Rate Mortgage Loans
Months to Roll	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
18 - 18	1	131,480.95	0.09	131,480.95	8.200	80.00	80.00	587
19 - 24	615	120,877,618.59	80.18	196,548.97	8.513	79.54	82.78	605
31 - 35	158	29,742,231.77	19.73	188,241.97	8.512	79.19	81.98	615
Total:	774	150,751,331.31	100.00	194,769.16	8.512	79.47	82.62	607

The weighted-average months to roll of the adjustable rate mortgage loans as of the cut-off date was 25 months.

Maximum Mortgage Rate of the Group I Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
12.800 - 13.000	4	928,093.88	0.62	232,023.47	5.883	64.17	64.17	645
13.001 - 13.500	12	3,448,695.80	2.29	287,391.32	6.431	76.53	82.37	662
13.501 - 14.000	39	9,062,448.71	6.01	232,370.48	6.832	70.46	72.32	627
14.001 - 14.500	81	16,887,891.09	11.20	208,492.48	7.335	76.16	81.22	624
14.501 - 15.000	111	23,287,846.71	15.45	209,800.42	7.795	79.38	83.73	621
15.001 - 15.500	117	23,576,815.26	15.64	201,511.24	8.285	80.18	85.40	617
15.501 - 16.000	137	25,772,874.75	17.10	188,123.17	8.781	80.35	83.05	595
16.001 - 16.500	108	20,071,831.58	13.31	185,850.29	9.295	81.78	83.20	597
16.501 - 17.000	95	16,606,395.90	11.02	174,804.17	9.773	83.07	84.11	578
17.001 - 17.500	35	5,339,408.29	3.54	152,554.52	10.333	82.65	84.83	592
17.501 - 18.000	26	4,285,525.04	2.84	164,827.89	10.721	82.14	82.14	570
18.001 - 18.500	8	1,358,537.38	0.90	169,817.17	11.164	73.85	74.79	534
19.001 - 19.350	1	124,966.92	0.08	124,966.92	12.350	59.52	59.52	512
Total:	774	150,751,331.31	100.00	194,769.16	8.512	79.47	82.62	607

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 15.510%.

Minimum Mortgage Rate of the Group I Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.600 - 6.000	126	25,218,857.34	16.73	200,149.66	8.169	80.73	86.22	631
6.001 - 6.500	538	102,926,561.54	68.28	191,313.31	8.442	80.54	83.81	610
6.501 - 7.000	63	13,960,412.32	9.26	221,593.85	8.938	76.62	76.62	577
7.001 - 7.500	42	8,148,667.71	5.41	194,015.90	9.641	67.45	67.45	546
7.501 - 7.600	5	496,832.40	0.33	99,366.48	9.989	71.28	71.28	539
Total:	774	150,751,331.31	100.00	194,769.16	8.512	79.47	82.62	607

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 6.260%.

Initial Periodic Cap of the Group I Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	2	383,326.77	0.25	191,663.39	7.727	82.05	82.05	589
1.500	49	9,249,878.59	6.14	188,773.03	8.642	79.36	82.17	607
2.000	723	141,118,125.95	93.61	195,184.13	8.506	79.47	82.65	607
Total:	774	150,751,331.31	100.00	194,769.16	8.512	79.47	82.62	607

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.967%.

Subsequent Periodic Cap of the Group I Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	2	383,326.77	0.25	191,663.39	7.727	82.05	82.05	589
1.500	772	150,368,004.54	99.75	194,777.21	8.515	79.46	82.62	607
Total:	774	150,751,331.31	100.00	194,769.16	8.512	79.47	82.62	607

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.499%.

Historical Delinquency of the Group I Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30 Days Delinquent	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612
Total:	1,190	200,183,326.02	100.00	168,221.28	8.479	79.39	82.09	612

Rating Agency Contacts

Standard & Poor’s	Erik Lukacsko: (212) 438-2534

Moody’s	Wioletta Frankowicz: (212) 553-1019

DBRS	Quincy Tang: (212) 806-3256
Mark Zelmanovich: (212) 806-3260